SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) June 30, 1997
                                                          -------------


                                  CAPITAL TRUST
                                  -------------
             (Exact Name of Registrant as Specified in its Charter)


California                          1-8063                            94-6181186
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(State or Other                  (Commission                    (I.R.S. Employer
Jurisdiction of                  File Number)                     Identification
incorporation)                                                              No.)




131 Steuart Street, Suite 200
San Francisco, California                                                  94105
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(Address of Principal Executive Offices)                               Zip Code)


                                 (415) 905-0288
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              (Registrant's Telephone Number, Including Area Code)


                     California Real Estate Investment Trust
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          (Former name or former address, if changed since last report)



611524.1

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ITEM 2.     Acquisition or Disposition of Assets

     On June 30, 1997, the Registrant completed an investment in a junior, subordinated class of commercial mortgage-backed securities. The Registrant purchased from Credit Suisse First Boston $49,592,351 face amount of Class B Owner Trust Certificates (the "CMBS Investment") issued pursuant to the Intercreditor Trust I Trust and Security Agreement, dated as of April 25, 1997, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, Credit Suisse First Boston Mortgage Capital LLC, as investment director, The Chase Manhattan Bank, as owner trustee, and SunAmerica Life Insurance Company and Anchor National Life Insurance Company, each as secured party. The CMBS Investment was structured to provided an effective yield of a specified number of basis points over LIBOR (as defined) based on specified base case modeling assumptions. The CMBS Investment is secured by 20 short-term commercial mortgage loans with original maturities ranging from two to three years which loans are secured, directly or indirectly, by properties located throughout the United States.

     The purchase price for the CMBS Investment was $49,173,915, plus accrued interest of $159,012. The purchase price was financed in part pursuant to a reverse repurchase agreement that was entered into with Credit Suisse First Boston (Hong Kong) Limited ("CSFBHKL") immediately following confirmation of the purchase transaction. Pursuant to the reverse repurchase agreement, the Registrant posted 25% of the purchase price (approximately $12,292,557) from available cash sources as maintenance margin and received an extension of credit from CSFBHKL for the remaining 75% balance (approximately $36,881,359). The outstanding margin debt bears interest payable monthly in arrears at a rate of LIBOR (as defined) plus a specified number of basis points. The reverse repurchase agreement expires on June 28, 1998, provided that the term may be extended for additional three month periods by mutual agreement of the parties. The purchase price was arrived at through arms length negotiations.

ITEM 5.     Other  Events

     On July 15, 1997, the Registrant issued press releases, copies of which are attached hereto as Exhibits 99.1 and 99.2 announcing, among other things, the results of its annual meeting of shareholders held on July 15, 1997 and the CMBS Investment discussed in Item 2 above. At the meeting, all matters submitted for the approval of shareholders were approved and all of the Registrant's nominees for trustee were elected trustees of the Registrant.

     Following the annual meeting, the amended and restated declaration of trust (the "Restated Declaration"), which was approved by the shareholders, was executed by the chairman of the board and the secretary of the Registrant whereupon it came into effect. The Registrant's By-laws came into effect upon the approval and execution of the Restated Declaration. A copy of the Restated Declaration and the Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively.


611524.1

     The 1997 Long-Term Incentive Share Plan (the "Incentive Plan") and 1997 Non-Employee Trustee Share Plan (the "Trustee Plan") were also approved by the shareholders at the annual meeting whereupon they became effective. A copy of the Incentive Plan and the Trustee Plan are attached hereto as Exhibits 10.1 and 10.2, respectively.


ITEM 7.     Financial Statements and Exhibits.

  (c)  Exhibits.

   3.1 Amended and Restated Declaration of Trust of the Registrant, as amended through July 15, 1997.

   3.2        By-laws of the Registrant.

   4.1 Certificate of Designation, Preferences and Rights of the Class A 9.5% Cumulative Preferred Shares and the Class B 9.5% Cumulative Convertible Non-Voting Preferred Shares.

   10.1       1997 Long-Term Incentive Share Plan, as amended.

   10.2       1997 Non-Employee Trustee Share Plan, as amended.

   99.1.      Press release of the Registrant, dated July 15, 1997.

   99.2.      Press release of the Registrant, dated July 15, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CAPITAL TRUST
                                   (Registrant)



Date: July 15, 1997                By:    /s/ John R. Klopp
                                      --------------------------------
                                   Name:  John R. Klopp
                                   Title: Chief Executive Officer

611524.1